Quarterly Stakeholder Letter SECOND QUARTER | FISCAL YEAR 2023

QUARTERLY STAKEHOLDER LETTER | SECOND QUARTER 2023 | 2 Dear Phreesia stakeholders, I am extremely proud of our team’s accomplishments in the second quarter of fiscal year 2023. Phreesia impacts more than 1 in 10 patient visits in the U.S. every day,1 helping patients become more activated in their health and achieve better health outcomes. Our strong network and revenue growth this quarter reinforces our confidence in generating attractive returns on the accelerated investments we made during fiscal years 2021 and 2022. We balanced those investments across areas we believed would help us expand our network, ensure a positive experience that would build and maintain trust and loyalty with our clients, and introduce new products that would enhance our overall value proposition. We believe our second quarter results speak to the success of our capital allocation framework and the overall strength and durability of our organization and product offerings. During the second quarter, we also received external acknowledgment of our team’s accomplishments when we were named as one of “The Top 100 Software Companies of 2022” by The Software Report. We are honored to be recognized within this group of companies that are improving the software industry. Phreesia has been a SaaS innovator in the healthcare vertical for nearly two decades, and we believe our investment in product-led growth allows us to better serve our clients and partners. Our team of 1,611 Phreesians2 enters the second half of our fiscal year solidly aligned around our purpose, goals and the success factors needed to reach those goals over the next several years. We look forward to updating you on our future progress. Chaim Indig Chief Executive Officer and Co-Founder SEPTEMBER 7, 2022 1 Phreesia Fiscal First Quarter 2023 Quarterly Stakeholder Letter and William Blair & Company, LLC, Healthcare Mosaic Report: Analyzing the Clinical Workforce Issue: A Clear and Present Danger for U.S. Healthcare Systems, January 24, 2022. 2 As of 7/31/2022

Fiscal Year 2023 Second-Quarter Highlights

We saw strength across our organization in the second quarter as evidenced by total revenue growth of 33% year-over-year, consisting of Subscription and Related Services, Payment Processing and Life Sciences revenue growth of 36%, 20% and 46%, respectively.

QUARTERLY REVENUE



Subscription and Related Services
Payment Processing Fees
Life Sciences
2.8x
$24M $10M $9M $5M Q1'19
$25M $10M $9M $5M Q2'19
$25M $11M $9M $5M Q3'19
$26M $13M $9M $5M Q4'19
$28M $13M $12M $4M Q1'20
$31M $14M $12M $5M Q2'20
$33M $15M $12M $7M Q3'20
$33M $15M $12M $6M Q4'20
$33M $16M $12M $6M Q1'21
$35M $17M $12M $6M Q2'21
$38M $17M $13M $8M Q3'21
$42M $19M $13M $10M Q4'21
$48M $22M $17M $10M Q1'22
$51M $23M $16M $12M Q2'22
$56M $24M $16M $15M Q3'22
$58M $26M $16M $15M Q4'22
$63M $29M $19M $15M Q1'23
$68M $31M $20M $17M Q2'23
FY 2019
FY 2020
FY 2021
FY 2022
FY 2023
*Revenue may not add up due to rounding

FY ended January 31

Healthcare Services Clients

This quarter, we grew to support an average of 2,776 healthcare services clients,[3] an average increase of 250 clients over the first quarter of fiscal year 2023 and an average increase of 789 clients (or 40%) year-over-year. The record sequential average increase of 250 clients reflects rapidly improving productivity across our demand generation, sales, marketing and client success, implementation and support teams. We expect average healthcare services clients to increase by at least 200 in the fiscal third quarter of 2023 ending on October 31, 2022.

[3] Healthcare services clients are defined as clients who are healthcare providers, payers and other organizations that provide other types of healthcare-related services. Average healthcare services clients during a given period are defined as the average number of healthcare services client organizations that generate revenue each month during the applicable period.

Phreesia

QUARTERLY STAKEHOLDER LETTER | SECOND QUARTER 2023 | 3

Healthcare Services Revenue Per Client

Average revenue per healthcare services client[4] for the quarter was $18,248, a 7% decline year-over-year and a 5% decline from the last quarter. The declines over both periods were primarily driven by healthcare services client growth significantly outpacing payment processing volume and revenue growth. Additionally, the mix of solutions used by new clients across Patient Access, Registration, Revenue Cycle and Clinical Support offerings has been a contributing factor to the declining trends in this metric.

We are comfortable with this recent trend in average healthcare services revenue per client because we believe our focus on building great products that offer clients high levels of utilization and value will drive an increase in this metric over time. For example, when examined from the second fiscal quarter of 2020, our quarterly average healthcare services revenue per client has expanded from $16,472 to $18,248 in the most recent quarter.

AVERAGE NUMBER OF HEALTHCARE SERVICES CLIENTS



Avg. Subscription and Related Services Revenue per Healthcare Services Client[1]
Avg. Number of Healthcare Services Clients[2]
1,450
$6.9K
Q1'19
1,463
$7.1K
Q2'19
1,503
$7.3K
Q3'19
1,543
$8.1K
Q4'19
1,549
$8.2K
Q1'20
1,558
$9.0K
Q2'20
1,573
$9.3K
Q3'20
1,603
$9.4K
Q4'20
1,632
$9.6K
Q1'21
1,668
$10.3K
Q2'21
1,737
$10.1K
Q3'21
1,808
$10.4K
Q4'21
1,902
$11.5K
Q1'22
1,987
$11.5K
Q2'22
2,097
$11.6K
Q3'22
2,311
$11.4K
Q4'22
2,526
$11.5K
Q1'23
2,776
$11.2K
Q2'23
FY 2019
FY 2020
FY 2021
FY 2022
FY 2023

[1] We define average subscription and related services revenue per healthcare services client as the total subscription and related services revenue (excluding payment processing revenue) generated from healthcare services clients in a given period divided by the average number of healthcare services clients that generate revenue each month during that same period.

[2] We define average number of healthcare services clients as the average number of healthcare services client organizations that generate revenue each month during the applicable period. In cases where we act as a subcontractor providing white-label services to our partner's clients, we treat the contractual relationship as a single healthcare services client.

FY ended January 31

[4] We define average revenue per healthcare services client as the total subscription and related services and payment processing revenue from healthcare services clients in a given period divided by the average number of healthcare services clients that generate revenue each month during that same period.

Phreesia
QUARTERLY STAKEHOLDER LETTER | SECOND QUARTER 2023 | 4

QUARTERLY STAKEHOLDER LETTER | SECOND QUARTER 2023 | 5 Subscription and Related Services Subscription and related services revenue grew 36% in the second quarter of fiscal year 2023 compared to the second quarter of the prior year. Average subscription and related services revenue per healthcare services client was down 3% from the first quarter of fiscal year 2023, to $11,192. We continue to estimate the annual total addressable market for our subscription and related services solutions to be approximately $6.3 billion, which implies roughly 50,000 healthcare services clients each spending approximately $126,000 for subscription and related services. We expect contributions resulting from an increase in our overall number of average clients, as well as subscription and related services revenue per client, to vary from quarter to quarter, but we expect both areas to meaningfully contribute to our overall growth when measured over a longer period of time. Payment Processing Our patient-payment volume grew 17% year-over-year, most significantly reflecting the addition of new clients over the prior year’s second quarter. However, we note that similar to the previous quarter, the comparative second quarter (fiscal year 2022) saw unusually high patient volumes creating a difficult comparison. We continue to experience a dynamic environment for healthcare utilization patterns due to a host of pandemic-related factors. Our overall revenue outlook for fiscal year 2023 incorporates our expectations for patient utilization in the current environment. Our payment-facilitator volume percentage was 80% in the second fiscal quarter, flat and up 2 percentage points on a sequential and year-over-year basis, respectively. This percentage could decline over time should our footprint grow to include more enterprise customers who are typically less likely to utilize our payment-facilitator model.

PATIENT PAYMENT VOLUME



Take Rate Percentage[1]
Patient Payment Volume (in millions)[2]
Payment Facilitator Volume Percentage[3]
84%
83%
82%
83%
83%
83%
82%
82%
84%
82%
80%
79%
78%
78%
79%
79%
80%
80%
$360
$358
$358
$370
$461
$464
$463
$477
$454
$466
$524
$552
$701
$696
$682
$689
$837
$811
3.06%
3.09%
3.09%
3.08%
3.02%
3.04%
3.04%
3.01%
3.08%
3.11%
3.09%
3.08%
3.04%
3.00%
2.99%
2.96%
2.89%
3.01%
Q1'19
Q2'19
Q3'19
Q4'19
Q1'20
Q2'20
Q3'20
Q4'20
Q1'21
Q2'21
Q3'21
Q4'21
Q1'22
Q2'22
Q3'22
Q4'22
Q1'23
Q2'23
FY 2019
FY 2020
FY 2021
FY 2022
FY 2023

[1] Take rate percentage is defined as: payment processing fees / (patient payment volume x payment facilitator volume percentage).

[2] Patient payment volume: We believe that patient payment volume is an indicator of both the underlying health of our healthcare services clients' businesses and the continuing shift of healthcare costs to patients. We measure patient payment volume as the total dollar volume of transactions between our healthcare services clients and their patients who utilize our payment platform, including via credit and debit cards that we process as a payment facilitator, as well as through cash and check payments, and credit and debit transactions for which Phreesia acts as a gateway to other payment processors.

[3] Payment facilitator volume percentage is defined as the volume of credit and debit card patient payment volume that we process as a payment facilitator as a percentage of total patient payment volume. Payment facilitator volume is a major driver of our payment processing revenue.

FY ended January 31

Life Sciences

Our Life Sciences team delivered a strong second quarter, highlighted by 46% year-over-year revenue growth. This strong year-over-year performance is even more remarkable considering it was the most challenging comparison-growth quarter (95% year-over-year growth as of the end of the fiscal second quarter of 2022) the team has seen in Phreesia's three years as a public company.

We believe one of the differentiating factors driving growth in Life Sciences revenue is the Phreesia provider network, which offers life sciences organizations a platform to engage patients who authorize the use of their data across a variety of important subpopulations. Phreesia gathered valuable insights from two such groups in the second quarter that illustrate the power of this network.

Phreesia QUARTERLY STAKEHOLDER LETTER | SECOND QUARTER 2023 | 6

QUARTERLY STAKEHOLDER LETTER | SECOND QUARTER 2023 | 7 In July, we published a PatientInsights report based on a voluntary survey of more than 4,000 adults diagnosed with or treated for Type 2 diabetes checking in for their doctors’ appointments. The report explored patients’ attitudes toward existing diabetes interventions and their openness to new treatments, as well as the pharmaceutical marketing messages that are most likely to resonate with them. OF PATIENTS SURVEYED: 42% said their condition has a moderate-to- great impact on their mental health 1 in 5 reported that they do not regularly check their blood sugar levels 71% are at least somewhat likely to try a new medication for Type 2 diabetes On average only 15% could recall leading brands in the category other than metformin In addition, we published a report in May 2022 that provided data on how rural populations’ access to and experience with digital tools contrasts with their urban counterparts. The study revealed that rural residents surveyed were twice as likely to have “somewhat weak” to “no wireless coverage” (24%) compared with urban residents surveyed (12%). However, only 7% of rural residents said they did not have access to smartphones and data plans, just slightly more than the 6% of urban residents surveyed who said they lacked such access. “In places with lower population densities, a lot of traditional out-of-home marketing tactics are ineffective,” David Linetsky, SVP of Life Sciences, told DTC Perspectives in an article about the report. “Reaching patients that live in rural communities is best done through the use of digital platforms that are capable of identifying high-quality audiences that meet the specific clinical and demographic criteria you’re looking for.” PatientInsights expands our value to Life Sciences clients beyond targeted messaging, and it is the breadth and depth of the Phreesia network that allows us to gather these valuable patient perspectives. We believe that the relevant health information we present to patients after they complete their check-in has contributed to better health outcomes, including increased rates of diagnosis, treatment for chronic diseases, preventive screenings and vaccinations, and improvements in symptoms and quality of life.

Phreesia Platform Update

Phreesia's platform brings value to different clients in different ways as we continue to enhance our products across four solution groups. In addition to our core Registration and Revenue Cycle solutions that have benefitted clients for more than a decade, new clients are increasingly introduced to Phreesia through solutions in our Access suite, such as Appointment Reminders.


Phreesia's App ent Reminders
makes co ation fast.

INNOVATIVE SOFTWARE TO IMPROVE EFFICIENCY, CASH FLOW AND THE PATIENT EXPERIENCE

ACCESS	REGISTRATION	REVENUE CYCLE	CLINICAL SUPPORT
Appointment reminders	Mobile and in-office intake modalities	Point-of-service payments	COVID-19 support modules
Integrated patient scheduling	Registration for virtual visits	Insurance verification	Self-service patient-reported outcomes
Automated appointment rescheduling	Specialty-specific workflows	Payment plans	Behavioral health screenings
Referral management	Consent management	Online payments	Social determinants of health screenings
Patient text messaging		Card on file and payment assurance	Patient education and engagement

In a recent interview with ***PatientEngagementHIT***, Paul Lovely, the Executive Director of the CARE Center at Dignity Health, underscored how Phreesia's platform has supported his organization's efforts to improve patient access, retention, engagement and pre-exposure prophylaxis (PrEP) medication adherence. PrEP, a drug that prevents individuals from getting HIV, has played a crucial role in ameliorating what was once a massive health crisis. Timely PrEP administration is vital for beneficial patient outcomes, and the CARE Center has achieved great success using Phreesia to remind its patients to come in for PrEP treatment.

"If we get a certain number of people on PrEP and can keep them engaged in care and keep them on their PrEP consistently, we can really work toward getting to zero new infections in the community," said Mr. Lovely.

Phreesia

QUARTERLY STAKEHOLDER LETTER | SECOND QUARTER 2023 | 8

QUARTERLY STAKEHOLDER LETTER | SECOND QUARTER 2023 | 9 Phreesia’s platform also is a powerful tool for learning more about what patients want. A Phreesia white paper published in June 2022, titled Healthcare’s digital transformation: How consumerism is reshaping the healthcare landscape, featured perspectives gathered from more than 4,000 patients surveyed on the Phreesia platform and offered healthcare organizations valuable information about patient preferences. For example, 64% of survey respondents said they prefer to see doctors who offer pre-visit online check-in, and 29% consider it a must-have when choosing a doctor. In addition, 70% of surveyed patients who had not paid online for medical care in the past year said they would do so if given the option, and significantly high percentages of respondents also were in favor of digital tools like online self-scheduling and digital messaging to communicate with their provider organizations. In our Clinical Support solutions area, we continue to invest in the Patient Activation Measure® (PAM®). PAM is utilized by public and private healthcare payers and life sciences organizations around the world. The National Quality Forum (NQF) has endorsed the performance measure, Gains in Patient Activation (PAM) Scores at 12 months. As Phreesia engages with policy stakeholders to help patients become more active in their care, we are pleased that two of our leaders have been chosen for important roles with the NQF. Our Chief Clinical Officer, Hilary Hatch, Ph.D, was named to the organization’s 2022 Leadership Consortium, a prestigious and exclusive forum of multistakeholder healthcare experts who represent NQF member organizations. The group shares its collective thought leadership to identify actionable strategies to improve healthcare quality and drive lasting change in key areas. The consortium’s guidance informs the direction of NQF programs and drives improvement across healthcare. Zeeshan Butt, Ph.D, Phreesia’s Director of Clinical Content, also was invited to serve a three-year term with the NQF’s Measure Applications Partnership‘s Clinician Workgroup. Technology Integrations In June, Phreesia announced a new integration with Compulink Healthcare Solutions, a leader in specialty-specific, all-in-one electronic health record solutions. Practices using Phreesia and Compulink will now be able to automate time-consuming processes like managing vision and medical eligibility & benefits (E&B) verification, collecting payments, and capturing demographic, clinical and financial data, and consents—all of which will be completed digitally by patients and saved directly in Compulink. Our integration investments are part of the security, scale and reliability component of our overall capital-allocation strategy.

QUARTERLY STAKEHOLDER LETTER | SECOND QUARTER 2023 | 10 Culture Phreesia’s employee resource groups (ERGs) led company celebrations of several significant holidays in the second quarter, including Asian, Pacific Islander, Desi American (APIDA) Heritage Month in May, Juneteenth and LGBTQIA+ Pride Month in June. As part of its array of Pride activities, our LGBTQIA+@Phreesia ERG hosted a panel discussion with Phreesia clients and experts on the health disparities impacting LGBTQIA+ patients, the role of sexual orientation and gender identity data collection and how intake can support patients. Our Life Sciences team also published a report in June about boosting preventive care among LGBTQ+ patients. We have published a report based on the Sustainability Accounting Standards Board (SASB) framework and standards that includes information about our environmental footprint, data privacy and security, diversity and employee engagement. Investments and Operating Leverage Our sequential-quarter expense trends throughout fiscal year 2023 are an indicator of the operating leverage we believe we are generating as we grow into the now-larger Phreesia platform. Cost of Revenue – Cost of revenue (excluding depreciation and amortization) increased $4.8 million to $14.9 million and 22% of revenue in the fiscal second quarter, as compared to $10.0 million and 20% of revenue in the prior year’s second quarter. This resulted primarily from a $2.2 million increase in employee compensation and benefits costs driven by higher compensation for existing employees and increased headcount, as well as higher outside-services costs. On a sequential-quarter basis, we began to realize operating leverage from our investments in growth, as cost of revenue declined from 23% of revenue in the first quarter to 22% of revenue in the second quarter. Stock compensation incurred related to cost of revenue was $1.0 million and $0.5 million for the three months ended July 31, 2022 and July 31, 2021, respectively. Sales & Marketing – Sales and marketing expense increased $16.2 million to $38.3 million in the fiscal second quarter, as compared to $22.2 million in the prior year’s second quarter. The increase was primarily attributable to a $13.4 million increase in total compensation and benefits costs driven by higher compensation for existing employees and increased headcount, as well as higher third-party marketing and advertising costs. On a sequential-quarter basis, sales and marketing expense declined from 63% of revenue in the first quarter to 56% of revenue in the second quarter. Stock compensation incurred related to sales and marketing expense was $5.4 million and $2.2 million for the three months ended July 31, 2022 and July 31, 2021, respectively.

Research & Development – Research and development expense increased $11.1 million to $22.5 million in the fiscal second quarter, as compared to $11.4 million in the prior year's second quarter. The increase resulted primarily from a $7.8 million increase in total compensation and benefits costs driven by higher compensation for existing employees and increased headcount and a $1.9 million increase in outside-services costs, as well as higher software expenses. On a sequential-quarter basis, research and development expense was unchanged in the second quarter compared to the first quarter at 33% of revenue.

Stock compensation incurred related to research and development expense was $3.0 million and $1.1 million for the three months ended July 31, 2022 and July 31, 2021, respectively.

General & Administrative – General and administrative expense increased $3.8 million to $20.1 million in the fiscal second quarter, as compared to $16.2 million for the three months ended July 31, 2021. The increase resulted primarily from a $3.3 million increase in total compensation and benefits costs driven by higher compensation for existing employees and increased headcount to support our growth as a public company. On a sequential-quarter basis, general and administrative expense decreased from 33% of revenue in the first quarter to 30% of revenue in the second quarter.

Stock compensation incurred related to general and administrative expense was $5.2 million and $3.4 million for the three months ended July 31, 2022 and July 31, 2021, respectively.

OPERATING EXPENSE AND MARGIN TRENDS



Gross Margin % Subscription & Life Sciences[1]
73%
71%
71%
70%
67%
69%
Q1 FY22
Q2 FY22
Q3 FY22
Q4 FY22
Q1 FY23
Q2 FY23



Payment Processing Gross Margin % [2]
42%
41%
41%
39%
37%
36%
Q1 FY22
Q2 FY22
Q3 FY22
Q4 FY22
Q1 FY23
Q2 FY23



Sales & Marketing
$ / % Rev
$15
31%
$22
43%
$32
57%
$37
64%
$40
63%
$38
56%
Q1 FY22
Q2 FY22
Q3 FY22
Q4 FY22
Q1 FY23
Q2 FY23



Research & Development
$ / % Rev
$8
17%
$11
22%
$15
27%
$17
30%
$21
33%
$23
33%
Q1 FY22
Q2 FY22
Q3 FY22
Q4 FY22
Q1 FY23
Q2 FY23



General & Administrative
$ / % Rev
$13
26%
$16
32%
$18
32%
$22
37%
$21
33%
$20
30%
Q1 FY22
Q2 FY22
Q3 FY22
Q4 FY22
Q1 FY23
Q2 FY23

[1] Gross margin % Subscription and Life Sciences equals the sum of subscription and related services revenues and life sciences revenues minus cost of revenue (excluding depreciation and amortization), divided by the sum of subscription and related services revenues and life sciences revenues, each per our unaudited consolidated statements of operations for the periods presented.

[2] Payment processing gross margin % equals payment processing fees revenue minus payment processing expense, divided by payment processing fees revenues, each per our unaudited consolidated statements of operations for the periods presented.

FY ended January 31

Phreesia

QUARTERLY STAKEHOLDER LETTER | SECOND QUARTER 2023 | 11

QUARTERLY STAKEHOLDER LETTER | SECOND QUARTER 2023 | 12 Cash Flow Statement, Balance Sheet and Liquidity As of July 31, 2022 and April 30, 2022, we had cash and cash equivalents of $240.7 million and $269.2 million, respectively. Cash and cash equivalents consist of money market accounts and cash on deposit. We note that certain cash payments are made in individual quarters causing some quarter-to-quarter fluctuation in cash flow from operations and free cash flow. We expect our cash outflows in the second half of fiscal year 2023 to result in a January 31, 2023 cash and cash equivalents balance in a range of $165 million to $170 million. Overall, we feel comfortable that our current cash balance and revolving line of credit is sufficient to finance our plans to achieve our fiscal year 2025 targets. ($ in thousands) Three months ended July 31, Six months ended July 31, 2022 2021 2022 2021 Net cash used in operating activities $(19,843) $(6,729) $(53,476) $(12,202) Investing activities: Capitalized internal-use software (5,003) (2,107) (10,242) (5,023) Purchases of property and equipment (849) (1,047) (2,634) (5,030) Net cash used in investing activities $(5,852) $(3,154) $(12,876) $(10,053) Fiscal Year 2023 Outlook We are updating our revenue outlook for fiscal year 2023 to a range of $273 million to $275 million, up from $271 million to $275 million, based on our first-half performance and our updated view of our business and the macro environment. Our new revenue outlook implies year-over-year growth of 28% to 29%. We expect average healthcare services clients to increase by at least 200 in the fiscal third quarter of 2023 ending on October 31, 2022. We are raising our Adjusted EBITDA outlook for fiscal year 2023 to a range of negative $109 million to negative $106 million, from a previous range of negative $126 million to negative $122 million, based on our first-half performance. This update reflects continued improvements in overall productivity and efficiency across our organization. We expect our cash outflows in the second half of fiscal year 2023 to result in a January 31, 2023 cash and cash equivalents balance in a range of $165 million to $170 million. We continue to expect our Adjusted EBITDA outlook in fiscal year 2023 to be the low annual mark for fiscal years 2023 to 2025.

QUARTERLY STAKEHOLDER LETTER | SECOND QUARTER 2023 | 13 Fiscal Year 2025 Target We are maintaining our $500 million revenue target to be achieved by annualizing our highest- revenue quarter in fiscal year 20255 and continue to expect to reach profitability6 in fiscal year 2025. We believe our platform and diverse revenue streams offer us multiple paths for achieving our targets. About Phreesia Phreesia provides healthcare organizations a suite of robust applications to manage the patient intake process. Our innovative SaaS platform engages patients in their healthcare and provides a modern, convenient experience, while enabling our clients to enhance clinical care and drive efficiency. INVESTOR RELATIONS CONTACT: Balaji Gandhi investors@phreesia.com MEDIA CONTACT: Maureen McKinney mmckinney@phreesia.com Non-GAAP Financial Measures We have not reconciled our Adjusted EBITDA outlook to GAAP Net income (loss) because we do not provide an outlook for GAAP Net income (loss) due to the uncertainty and potential variability of Other (income) expense, net and (Benefit from) provision for income taxes, which are reconciling items between Adjusted EBITDA and GAAP Net income (loss). Because we cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP Net income (loss). 5 For our target revenue, “annualized” is defined as multiplying the highest-revenue quarter in fiscal year 2025 by four. 6 For the purposes of this statement, we define “profitability” in terms of Adjusted EBITDA.

QUARTERLY STAKEHOLDER LETTER | SECOND QUARTER 2023 | 14 Forward-Looking Statements This stakeholder letter includes express or implied statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance and may contain projections of our future results of operations or of our financial information or state other forward-looking information. These statements include, but are not limited to, statements regarding: our future financial and operational performance, including our revenue, Adjusted EBITDA, cash flows and expected cash balance, average number of healthcare services clients and our ability to reach profitability in fiscal year 2025; our outlook for fiscal year 2023 and fiscal year 2025 targets; our expected increase in average number of healthcare services clients for the fiscal quarter ended October 31, 2022; our fiscal year 2023 outlook for Adjusted EBITDA; our ability to finance our plans to achieve our 2025 targets with our current cash balance and revolving line of credit; our business strategy and operating plans; industry trends and predictions; our estimated total addressable market; and anticipated growth and operating leverage; and successful implementation of our solutions under development. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, risks associated with: our ability to effectively manage our growth and meet our growth objectives; our focus on the long-term and our investments in growth; the competitive environment in which we operate; our ability to develop and release new products and services, and develop and release successful enhancements, features and modifications to our existing products and services; our ability to maintain the security and availability of our platform; changes in laws and regulations applicable to our business model; our ability to make accurate predictions about our industry and addressable market; the impact of the COVID-19 pandemic on our business and economic conditions; our ability to attract, retain and cross-sell to healthcare services clients; our ability to continue to operate effectively with a primarily remote workforce and attract and retain key talent; our ability to realize the intended benefits of our acquisitions; and other general market, political, economic and business conditions (including as a result of the warfare and/or political and economic instability in Ukraine). The forward-looking statements contained in this letter are also subject to other risks and uncertainties, including those listed or described in our filings with

QUARTERLY STAKEHOLDER LETTER | SECOND QUARTER 2023 | 15 the Securities and Exchange Commission (the "SEC"), including in our Annual Report on Form 10-K for the fiscal year ended January 31, 2022 and in our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2022 that will be filed with the SEC after this letter. The forward- looking statements in this letter speak only as of the date on which the statements are made. We undertake no obligation to update, and expressly disclaim the obligation to update, any forward- looking statements made in this letter to reflect events or circumstances after the date of this letter or to reflect new information or the occurrence of unanticipated events, except as required by law. This letter also includes statistical data, estimates and forecasts that are based on industry publications or other publicly available information, as well as other information based on our internal sources. This information may be based on many assumptions and limitations, and you are cautioned not to give undue weight to such information. We have not independently verified the accuracy or completeness of the information contained in these industry publications and other publicly available information. Conference Call Information We will hold a conference call on September 7, 2022 at 5:00 PM ET to review our fiscal year 2023 second quarter financial results. To participate in our live conference call and webcast, please dial (888) 350-3437 (or (646) 960-0153 for international participants) using conference code number 4000153 or visit the “Events & Presentations” section of our Investor Relations website ir.phreesia.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.